AMARANTUS THERAPEUTICS, INC.
NOTE AND WARRANT PURCHASE AGREEMENT

This Note and Warrant Purchase Agreement dated as of August 25, 2010, (this “Agreement”) is entered into by and among Amarantus Therapeutics, Inc., a Delaware corporation the “Company”), and the persons and entities listed on the schedule of investors attached hereto as Schedule I (each an "Investor" and, collectively, the "Investors").

RECITALS

A.           On the terms and subject to the conditions set forth herein, each Investor is willing to purchase from the Company and the Company is willing to sell to such Investor, a convertible promissory note in the principal amount set forth opposite such Investor’s name on Schedule I hereto, together with a related warrant to acquire shares of the Company's capital stock.

B.           Capitalized terms not otherwise defined herein shall have the meaning set forth in the form of Note (as defined below) attached hereto as Exhibit A.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representation warranties and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           The Notes and Warrants

(a)           Issuance of Notes and Warrants. The Company agrees to issue and sell to each of the Investors and. subject to all of the terms and conditions hereof. each of the Investors severally agrees to purchase (i) a convertible promissory note in the form of Exhibit A hereto (each a "Note" and collectively the "Notes'') in the principal amount set forth opposite the respective Investor's name on Schedule I hereto and (ii) a warrant to purchase capital stock of the Company in the form of Exhibit B hereto (each a "Warrant" and collectively, the "Warrants") for the purchase price set forth opposite the respective Investor's name on Schedule I hereto. After consideration of all relevant factors; the Company and the Investors agree that the value of the Warrants is equal to $0.001 times the principal amount of the Note. The obligations of the Investors to purchase Notes are several and not joint and the obligations of the Investors to purchase Warrants are several and not joint.

(b)           Closing. The sale and issuance of the Notes and Warrants shall take place at one or more closings (each of which is referred to herein as a "Closing"). The initial Closing ("Initial Closing"), shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road. Palo Alto, California 94304, at 10:00 a.m. local time on August 25, 2010; or such other date as the Company shall determine, in its sole discretion. If the aggregate value of the Notes sold at the Initial Closing is less than $1 million, then, subject to the terms and conditions of this Agreement the Company may sell and issue at one or more subsequent closings (each, a "Subsequent Closing") up to the balance of the unissued Shares to such persons or entities as may be approved by the Company.

c)           Delivery. The sale and purchase of the Notes and Warrants shall take place at a Closing (the "Closing") to be held at such place and time as the Company and the Investors may determine (the "Closing Date"). At the Closing, the Company will deliver to each of the Investors the respective Note and Warrants to be purchased by such Investor against receipt by the Company of the corresponding purchase price set forth on Schedule I hereto (the "Purchase Price"). Each of the Notes and Warrants will be registered in such Investor's name in the Company's records.

d)           Use of Proceeds. The proceeds of the sale and issuance or the Notes shall be used for general corporate purposes.

e)           Payment. The Company will make all cash payments due .under the Notes in immediately available funds by 11:00 a.m. Pacific time on the date such payment is due in the manner and at the address for such purpose specified below each investors name on Schedule I hereto or at such other address as a Investor or other registered holder or a Note may from time to time direct in writing.

2.           Representations and Warranties of the Company. The Company represents and warrants to each Investor that:

(a)           Due Incorporation, Qualification, etc. The Company (i) is a corporation duly organized validly existing and in good standing under the laws of its state incorporation: (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted: and (iii) is duly qualified licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonable expected to have a material adverse effect.

(b)           Authority. The execution delivery and performance by the Company of the agreements to be entered in connection with the transaction contemplated hereby (collectively, the "Transaction Documents") and the consummation of the transactions contemplated thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

(c)           Enforceability. Each Transaction Document executed or to the executed by the Company has been or will he duly executed and delivered by the Company and constitutes, or will constitute a legal valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as limited by bankruptcy, insolvency or other law; of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

3.           Representations and Warranties of Investors. Each Investor, for that Investor alone, represents and warrants to the Company upon the acquisition of the Note and the Warrants as follows:

(a)           Binding Obligation. Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each of this Agreement and the Note issued to Investor is a valid and binding obligation of the Investor enforceable in accordance with its terms, except as limited by bankruptcy insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

(b)           Securities Law Compliance. Investor has been advised that the Notes, the Warrants, and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from registration requirements is available. Investor is aware that the Company is under no obligation to effect any such registration with respect to the Notes, the Warrant, or the underlying securities or to file for or comply with any exemption from registration. Investor has not been formed solely for the purpose of making this investment and is purchasing the Notes or Warrants to be acquired by Investor hereunder for its own account for investment, not as a nominee or agent-and not with a view to, or for resale in connection with, the distribution thereof. Investor has such knowledge and experience in financial and business matters that Investors capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Investor is an accredited investor as such tern) is defined in Rule 501 of Regulation D under the Securities Act.

(c)           Access to Information, Investor acknowledges that the Company has given Investor access to the corporate records and accounts of the Company and to all information in its possession relating to the Company has made its officers and representatives available for interview by Investor, and has furnished Investor with all documents and other information required for Investors to make an informed decision with respect to the purchase of the Notes and the Warrants, Investor acknowledges that he is relying solely on his own counsel and not on any statements or representations of the Company or its agents for legal advice with respect to this Investment or the transactions contemplated by the Agreements.

4.           Conditions to Closing of the Investors. Each Investor's obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by all of the Investors:

(a)           Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made, and shall be true and correct on the Closing Date.

(b)           Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.

(c)           Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Investors, of the Notes and Warrants shall be legally permitted by all law, and regulations to which the Investors or the Company are subject.

(d)           Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investors.

(e)           Transaction Documents. The Company shall have duly executed and delivered to the Investors the following documents:

(i)	This Agreement;

(ii)            Each Note and Warrant issued hereunder;

(f)           Maximum Investments. The maximum aggregate value of all notes issued to Investors under this Agreement shall not exceed $1,000.000.

5.           Conditions to Obligations of the Company. The Company's obligation to issue and sell the Notes at the Closing is subject to the fulfillment on or prior to the Closing Date or the following conditions any of which may be waived in whole or in part by the Company:

(a)           Representations and Warranties. The representations and warranties made by the Investors in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

(b)           Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance or the Notes.

(c)           Legal Requirements. At the Closing, the sale and issuance by the Company and the purchase by the Investors of the Notes shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.

(d)           Purchase Price. Each Investor shall have delivered to the Company the Purchase Price in respect of the Note and Warrant being purchased by such Investor referenced in Section 1(a) hereof

       6.           Miscellaneous.

(i)         Waivers and Amendments. Any provision of this Agreement may be amended waived or modified only upon the written consent of the Company and Investors holding Notes with a principle amount equal to more than fifty percent of the Principal then outstanding under all Notes (a “Majority in Interest”) any waiver or amendment effected in accordance with this Section 6(a) shall be binding upon each holder of any securities purchased under the Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities and the Company. EACH INVESTOR ACKNOWLEDGES THAT BY THE OPERATION OF THIS SECTION 6(A)(i) THE HOLDERS OF ISSUED NOTES REPRESENTING MORE THAN 5% OF THE OUTSTANDING PRINCIPAL AMOUNT OF ALL THEN OUTSTANDING NOTES UNDER THE AGREEMENTWILL HAVE THE RIGHT AND POWER TO DIMINISH OR ELIMINATE TE ALL RIGHTS OF ALL INVESTORS UNDER THIS AGREEMENT.

(ii)          Any term of the Warrants may be amended and the observance of any term of the Warrants may be waived (either generally or in a particular instance and either retroactively or prospectively with the written consent of the Company and the holders of a majority of the securities issued or issuable upon exercise of Warrants that are then outstanding, EACH INVESTOR ACKNOWLEDGES THAT BY THE OPERATION OF THIS SECTION 6(A)(ii).THE HOLDERS OF A MAJORITY OF THE SECURITIES ISSUED OR ISSUABLE UNDER THE WARRANTS ISSUED PURSUANT TO THIS AGREEMENT THAT ARE THEN OUTSTANDING WILL HAVE THE RIGHT AND POWER TO DIMINISH OR ELIMINATE ALL RIGHTS OF SUCH HOLDER UNDER THE WARRANTS.

(b)           Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of' California without regard to the conflicts of law provisions of the State of California or of any other state.

(c)           Survival. The representations, warranties, covenants, and agreements made herein shall survive the execution and delivery of this Agreement.

(d)           Successors and Assigns. Subject to the restrictions on transfer described in Sections 6(e) and 6(f) below the rights and obligations of the Company and the Investors shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(e)           Registration, Transfer and Replacement of the Notes. The Notes issuable under this Agreement shall be registered notes. The Company will keep at its principal executive office hooks for the registration and registration of transfer of" the Notes. Prior to presentation of any Note for registration of transfer the Company shall treat the person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever whether or not such Note shall be overdue and the Company shall not be affected by notice to the contrary, Subject to any restrictions on or conditions to transfers set forth in any Note, the holder of any Note, at its option may in person or by duly authorized attorney surrender the same for exchange at the Company's chief executive office and promptly thereafter and at the Company's expense, except as provided below, receive in exchange therefor one or more new Note(s) each in the principal requested by such holder dared the date to which interest shall have been paid on the Note so surrendered or. If no interest shall have yet been so paid dated the dale of the Note so surrendered and registered in the name of such person or persons as shall have been designated in writing by such holder or it’s attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft, or destruction, of indemnity reasonably satisfactory to it: or (b) in the case of mutilation upon surrender thereof the Company, at its expense. will execute and deliver in lieu thereof a new Note executed in the same manner the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or if no interest shall have yet been so paid dated the date of such Note,

(f)           Assignment the Company. The rights interests or obligations hereunder May not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Investors holding a Majority in Interest.

(g)           Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Company and Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(h)           Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or deliver to each party as follows: (i) if to a Investor, at such Investor's address or facsimile number set forth in the Schedule or hereto attached as Schedule I or at such other address as such Investor shall have furnished the Company in writing, or (ii) if to the Company, at 675 Almanor Avenue, Sunnyvale, CA 94085, or at such other addressor facsimile number as the Company shall have furnished to the Investors in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail first class with postage prepaid.

(i)           Separability of Agreements: Severability of this Agreement. The Company's agreement with each of the Investors is a separate agreement and the sale of the Notes to each of the Investors is a separate sale. Unless otherwise expressly provided herein, the rights of each Investor hereunder are several rights, not rights jointly held with any of the other Investors. Any invalidity illegality or limitation on the enforceability of the Agreement or any pan thereof by any Investor whether arising by reason of the law of the respective Investor’s domicile or otherwise shall in no way affect or impair validity, legality or enforceability of this Agreement with respect to other Investors. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions shall not in any way he affected or impaired thereby,

(j)           Counterparts. This Agreement may be executed in one or more counterparts each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

(k)           Lock-Up. Each Investor agrees that, in connection with registrations of the offering of any securities of the Company under the Securities Act for the account of the Company if so requested pay the Company or any representative of the underwriters (the “Managing Underwriter”), such Investor shall not sell or otherwise transfer any securities of the Company during the period specified by the Company's Board of Directors at the request of the Managing Underwriter (the "Market Standoff Period"), with such period not to exceed (i) with respect to the Company's initial public offering. 180 days following the effective date of a registration statement of the Company filed under the Securities Act and (ii) with respect to subsequent underwritten public offerings. 90 days following the effective date or a registration statement of the Company filed under the Securities Act: provided that: all officers, Directors founders and holders of at least one percent (1%) of the Company's voting securities enter into similar agreements. The Company may impose stop transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period. Each Investors agrees not to transfer any of the securities subject to the foregoing restriction without first requiring the proposed transferee to agree in writing to such transfer restrictions. Each Investor acknowledges that the Company will be caused to be placed on the Notes and the Warrants (and any securities issued directly or indirectly on conversion or exercise of such Notes and Warrants) the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP PERIOD OF UP TO 180-DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES. A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPLE OFFICE OF THE ISSUER. SUCH LOCKUP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES:

(Signature Page Follows)

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

AMARANTUS THERAPEUTICS, INC.
a Delaware corporation

By: /s/ Martin D. Cleary
Martin D. Cleary, Chief Executive Officer

INVESTOR:

By: /s/ Clyde Taylor

Name: Clyde Taylor
Title: Chief Operating Officer

[Signature page for Note and Warrant Purchase Agreement]

SCHEDULE I

SCHEDULE OF INVESTORS

Date	Name and Address	Note Principal	Warrant Purchase Price	Total

August 25, 2010	The Parkinson’s Institution	$12,240.00	$12.24	$12,252.24

			TOTAL:	$12,252.24

Exhibit A.

FORM OF NOTE

THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACTOR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY' BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH LOCKUP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

AMARANTUS THERAPEUTICS, INC.

CONVERTIBLE PROMISSORY NOTE

August 25, 2010
$12,240                                                                                     Palo Alto, California

FOR VALUE RECEIVED, Amarantus Therapeutics, Inc. a Delaware corporation (the "Company") promises to pay to The Parkinson's Institute and Clinical Center (the "Investor"), or its registered assigns, in lawful money of the United States of America the principal sum of $12,240.00, or such lesser amount as shall equal the outstanding principal amount hereof together with simple interest from the dale of this Convertible Promissory Note (the "Note'') on the unpaid principal balance at a rate equal to 5.00% per annum. This Note is one of the "Notes" issued pursuant to the Note and Warrant Purchase Agreement dated August 25, 2010 (as amended. modified or supplemented. the "Note Purchase Agreement"). Outstanding principal and accrued interest shall be due and payable on demand by a Majority in Interest of the Investors made after August 25, 2010 (the "Maturity Date"). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Note Purchase Agreement.

The following is a statement of the rights of the Investor and the conditions to which this Note is subject and to which the Investor, by the acceptance of this Note, agrees:

1.          Prepayment. This Note may not be prepaid.

2. Conversion.

(a)	Conversion.

(i)         Automatic Conversion on Next Equity Financing. The outstanding principal balance and unpaid accrued interest on this Note shall automatically convert into shares of the Company's equity securities at the closing of the Company's next equity financing in which gross aggregate proceeds to the company exceeds $1,000,000 (the "Next Equity Financing") including this Note and all other Notes which are converted into Preferred Stock: provided that the sale of the Company's Common Stock to its employees, directors, and consultants, or the issuance of Common Stock upon exercise or conversion of securities outstanding prior to the date hereof shall not constitute a Next Equity Financing. The number of shares of such equity securities to be issued upon such conversion shall be equal to the quotient obtained by dividing (a) the outstanding principal and unpaid accrued interest due on this Note on the date of conversion by (b) the price per share of the equity securities sold to the investors in the Next Equity Financing. The issuance of such shares upon conversion of this Note pursuant to this Section 2(a)(i) shall be upon and subject to the same tem1sand conditions applicable to the Next Equity Financing. Investor agrees to execute all necessary documents in connection with the conversion of this Note and the Next Equity Financing including but not limited to. a definitive stock purchase agreement.

(ii)          Conversion at Company's Option. At any time after the Maturity Date in the event that the Next Equity Financing has not yet occurred the outstanding principal balance and unpaid accrued interest on this Note shall, at the Company’s option, be converted into shares of a new class of equity securities designed "Series A Preferred Stock." The number of shares of Series A Preferred Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (a) the outstanding principal and unpaid accrued interest due on this Note on the date of conversion, by (b) the price per share of the Series A Preferred Stock, such price per share to be calculated based on “pre-money” valuation for the Company at such time of $2.000.000. The issuance of Series A Preferred Stock upon conversion of this Note pursuant to this Section 2(a)(ii) shall be upon terms and conditions that are normal and customary for similar transactions of this nature. Investor agrees to execute all necessary documents in connection with such conversion of this Note. Including, but not limited to, a definitive stock purchase agreement.

(b)           Mechanics of Conversion. The Company shall, as soon as practicable after the Investor presents the Note for conversion under Section 2(a), issue and deliver at such office to Investor a certificate or certificates for the number of shares of Common Stock to which Investor shall be entitled upon conversion (bearing such legends as are required by the common stock purchase agreement. the Note Purchase Agreement and applicable state and federal securities laws in the opinion of counsel to the Company), together with a replacement Note (if any principal amount is not converted) and any other securities and property to which Investor is entitled upon such conversion under the terms of this Note, including a check payable to Investor for any cash amounts payable as described in Section 2(e). The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note, and the person or persons entitled to received the shares of Common Stock upon such conversion shall be treated for all purposes as the record Investor or Investors of such shares of Common Stock as of such date.

(1)           Fractional Shares: Interest: Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to Investor upon the conversion of this Note the Company shall pay to Investor an amount equal to the product obtained by multiplying the conversion price by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of any amounts specified in this Section 2(c), the Company shall be forever released from all its obligations and liabilities under this Note

3.           Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of Company and a Majority in Interest of the Investors.

4.           Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Note Purchase Agreement or at such other address or facsimile number as Company shall have furnished to the Investor in writing. All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing on the business day following the deposit with such service: (b) when mailed, by registered or certified mail first class postage prepaid and addressed as aforesaid through the United States Postal Service upon receipt: (c) when delivered by hand, upon delivery: and (d) when faxed, upon confirmation of receipt.

5.           Pari Passu Notes. Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes issued pursuant to the Note Purchase Agreement or pursuant to the tcrn1sof such Notes.

6.           Usury. In the event, any interest is paid on this Note is deemed to be in excess of the then legal maximum rate then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

7.           Waivers. Company hereby waives notice of default presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

8.           Transfer of this Note or Securities Issuable on Conversion Hereof. With respect to any offer sale or other disposition of this Note or securities into which such Note may be convened. Investor will give written notice to the Company prior thereto, describing briefly the manner thereof together with a written opinion of Investor's counsel or other evidence if reasonably satisfactory to the Company to the effect that such offer sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion if so requested or other evidence the Company as promptly as practicable shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a termination has been made pursuant to this Section 8 the opinion of counsel for Investor of other evidence is not reasonably satisfactory to the Company. the Company shall so notify Investor promptly after such determination has been made: Each Note thus transferred and each certificate representing the securities this transferred .shall bear a legend as to the application restrictions on transferability in order to ensure compliance with the Securities Act unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not the affected by notice to the contrary.

9.           Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of law provisions of the Stale of California or of any other state.

(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, Company has caused this Convertible Promissory Note to be issued as of the date first written above.

AMARANTUS THERAPEUTICS, INC.
a Delaware corporation

By: /s/ Martin D. Cleary
Martin D. Cleary, Chief Executive Officer

Exhibit B

FORM OF WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE; PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, OR AS OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MA Y BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH LOCKUP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

AMARANTUS THERAPEUTICS, INC.

WARRANT TO PURCHASE SHARES
August 25, 2010
Void after
August 25, 2017

This Warrant is issued to The Parkinson' s Institute and Clinical Center by Amarantus Therapeutics, Inc., a Delaware corporation, (the “Company”), pursuant to the terms of that certain Note and Warrant Purchase Agreement dated August __ 2010 (as amended, modified or supplemented, the "Note Purchase Agreement") in connection with the Company's issuance to the initial holder of this Warrant of a Convertible Promissory Note (the "Note") in the initial principal sum of $12,240.00.

1.          Purchase of Shares. Subject to the terms and conditions hereinafter set forth and set forth in the Note Purchase Agreement, the holder of this Warrant is entitled upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to the number of fully paid and nonassessable shares of the Company's capital stock (as more fully described below, the “Shares”) that equals the quotient obtained by dividing (a) the Warrant Coverage Amount by (b) the Exercise Price.

2.           Definitions.

(a)           Exercise Price. The exercise price for the Shares shall be the price per share of equity securities sold to inventors in the Company's Next Equity Financing (as defined in the Note). Such price shall be subject to adjustment pursuant to Section 7 hereof (such price. as adjusted from time to time, is herein referred to as the "Exercise Price").

(b)           Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the closing date of the Next Equity Financing and ending on the earlier of (i) the seven year anniversary of the date hereof, (ii) the closing of the issuance and sale of shares of Common Stock of the Company in the Company's first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, or (iii) the closing of a Change of Control (as defined below transaction.)

c)           Warrant Coverage Amount. The term “Warrant Coverage Amount” means that amount which equals 5% of the principal amount of the Note.

d)           Shares. The term "Shares" means the class and series of capital stock issued to investors in the Next Equity Financing. The number of Shares for which this warrant is exercisable is subject to adjustment pursuant to Sections 7 and 8 hereof.

(e)           Change of Control. The term "Change in Control" means (a) the acquisition of the Company by another entity by means of any transaction (including, without limitation, any reorganization, merger or consolidation), (b) a sale of all or substantially all of the material assets of the Company (including. for purposes of this Section 2, intellectual property rights which, in the aggregate, constitute substantially all of the corporation's material assets), or (c) the acquisition by the Company or another entity by means of any transaction (including, without limitation, any reorganization, merger or consolidation). Change of Control does not, however, include (i) any transaction in which the stockholders of the Company prior to the transaction hold more than 5% of the voting securities of the surviving or acquiring entity immediately after the transaction or (ii) the sale of the Company's equity securities in a preferred stock financing.

3.           Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(a)           the surrender of the Warrant together with a notice of exercise to the Secretary of the Company at its principal offices; and

(b)           the payment to the Company or an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

4.           Net Exercise. In lieu of cash exercising this Warrant, the holder of this Warrant may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office or the Company together with notice of such election. in which event the Company shall issue to the holder hereof a number of Shares computed using the following formula:

Y (A-B)
X	=	--------
A

Where

X = The number of Shares to be issued to the holder of this Warrant.
Y = The number of Shares purchasable under this Warrant.
A = The fair market value of one Share,
B = The Exercise Price (as adjusted to the date of such calculations).

For purposes of this Section 4, the fair market value of a Share shall be the price per Share that the Company could obtain from a willing buyer for the Shares sold by the Company from authorized but unissued Shares, as such prices shall be determined in good faith by the Company's Board of Directors.

5.           Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased (hearing such legends as are required by the subscription agreement the Note Purchase Agreement, this Warrant and applicable state and federal securities laws in the opinion of counsel to the Company) shall be issued as soon as practicable thereafter and in any event within thirty (30) days of the delivery of a subscription notice.

6.           Issuance of Shares. The Company covenants to use commercially reasonable efforts to ensure that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof.

7.          Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)           Subdivision, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its capital stock by split-up or otherwise, or combine its capital stock, or issue additional shares of its capital stock as a dividend, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b)           Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 7(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the holder of this Warrant, so that the holder of this Warrant Shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the-same number of Shares as were purchasable by the holder of this Warrant immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property de1iverable upon exercise hereof and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(e)           Notice of Adjustment. When any adjustments required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the holder of such event and of tile number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

8.           No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then will effect.

9.           No Stockholder Rights. Prior to exercise of this Warrant, the holder shall not be entitled to any rights of a shareholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive lights or be notified of shareholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

10.          Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of a majority of the Shares issued or issuable upon exercise of the Warrants issued pursuant to the Note Purchase Agreement that are then outstanding. Any waiver or amendment effected in accordance with this Section 10 shall be binding upon each holder of a Warrant, each holder of any Shares purchased under a Warrant at the time outstanding (including securities into which such Shares have been convened), each future bolder of all such Shares, and the Company. THE HOLDER OF THIS WARRANT ACKNOWLEDGES THAT BY THE OPERATION OF SECTION 10 HEREOF, THE HOLDERS OF A MAJORITY OF SHARES ISSUED OR ISSUABLE UNDER THE WARRANTS ISSUED PURSUANT TO THE NOTE PURCHASE AGREEMENT THAT ARE THEN OUTSTANDING WILL HAVE THE RIGHT AND POWER TO DIMINISH OR ELIMINATE ALL RIGHTS OF SUCH HOLDER UNDER THIS WARRANT OR UNDER THE NOTE PURCHASE AGREEMENT.

11.           Warrants Transferable. Subject to compliance with the terms and conditions of this Section 11, this warrant and all rights hereunder are transferable, in whole, without charge to the holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed or accompanied by written instructions of transfer. With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Shares, the holder hereof agrees to give written notice to the Company prior thereto describing briefly the manner thereof together with a written opinion of such holder's counsel, or other evidence, if requested by the Company, to the effect that such offer, sale or other disposition maybe effected without registration or qualification (under the Securities Act as then in effect or any federal or state securities law then in effect) of this Warrant or the Shares and indicating whether or not under the Securities Act certificates for this Warrant or the Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion or other evidence if so requested, the Company, as promptly as practicable, shall notice such holder that such holder may sell or otherwise dispose if this Warrant or such Shares, all in accordance with the terms of the notice, delivered to the Company. If a determination has been made pursuant to this Section 11 that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made. Each certificate representing this Warrant or the Shares transferred in accordance with this Section 11 shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

12.           Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State' of California, without regard to the conflicts of law provisions or the State of California, or of any other stare.

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IN WITNESS WHEREOF, Company has caused this Convertible Promissory Note to be issued as of the date first written above.

AMARANTUS THERAPEUTICS, INC.
a Delaware corporation

By: /s/ Martin D. Cleary
Martin D. Cleary, Chief Executive Officer